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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 3 to Registration Statement No. 333-24613 of DBT Online, Inc. on Form S-3 of our report dated January 20, 1995 relating to the financial statements of Database Technologies, Inc. for the year ended December 31, 1994, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 20, 1995, relating to the financial statement schedule for the year ended December 31, 1994, incorporated by reference in this Registration Statement.


     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          AHEARN, JASCO + COMPANY, P.A.
Pompano Beach, Florida

May 28, 1997